EXHIBIT 3.1

SUBORDINATION AGREEMENT (NOTE)

This Subordination Agreement Note (the “Agreement”) is made and executed as of May 7, 2021, by CARR BUTTERFIELD, LLC, as collateral agent for the Subordinated Noteholders (as hereafter defined) (“Collateral Agent”), and IRON BRIDGE MANAGEMENT GROUP, LLC, an Oregon limited liability company, as attorney-in-fact for the Subordinated Noteholders (“Manager”, and together with Collateral Agent, individually and collectively, the “Creditor Parties”), to and in favor of UMPQUA BANK, an Oregon state-chartered bank (“Lender”), with respect to the following facts:

RECITALS

A. Lender is extending to IRON BRIDGE MORTGAGE FUND, LLC, an Oregon limited liability company (“Borrower”) a revolving line of credit in the original maximum principal amount of Forty Million and No/100 Dollars ($40,000,000.00) (the “Loan”), which Loan is evidenced by, without limitation, that certain Promissory Note of even date herewith, executed by Borrower in favor of Lender (the “Note”).

B. In connection with the Loan, Borrower also executed and delivered to and in favor of Lender that certain Business Loan Agreement (Revolving Line of Credit) of even date herewith, between Borrower and Lender (together with any and all amendments thereto or modifications thereof, the “Loan Agreement”), pursuant to which, among other things, Borrower granted to Lender a security interest in the Collateral (as defined in the Loan Agreement) to secure Borrower’s obligations to Lender in connection with the Loan, including without limitation under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement).

C. Borrower has issued and will issue, from time to time, the Subordinated Notes (as hereafter defined) to certain individual and entities, including, but not limited to the individual and entities listed in Exhibit “A” attached hereto and incorporated herein by this reference (collectively, the “Subordinated Noteholders”) pursuant to and evidenced by the following documents:

(i) that certain Offering Circular dated filed by Borrower with the Securities and Exchange Commission pursuant to Regulation A of the Securities Act of 1933, most recently dated October 22, 2020 (as amended and modified, the “Offering Circular”);

(ii) those certain Senior Secured Demand Notes of various dates executed by Borrower in favor of each Subordinated Noteholder (collectively and as amended and modified, the “Subordinated Notes”);

(iii) those certain Senior Secured Demand Note Purchase Agreements of various dates by and among each Subordinated Noteholder and Borrower (collectively and as amended and modified, the “Note Purchase Agreements”);

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(iv) those certain Senior Secured Demand Note Subscription Agreements of various dates by and among each Subordinated Noteholder and Borrower (collectively and as amended and modified, the “Note Subscription Agreements”); and

(v) that certain Security Agreement of various dates executed by Borrower in favor of Collateral Agent (as amended and modified, the “Subordinated Security Agreement”, and together with the Offering Circular, the Subordinated Notes, the Note Purchase Agreements, the Note Subscription Agreement, and any other documents and instruments related thereto executed by the Subordinate Noteholders, Borrower, and/or the Creditor Parties, collectively, the “Subordinated Loan Documents”).

D. The Creditor Parties acknowledge and agree, on behalf of themselves and on behalf of the Subordinated Noteholders, that (i) the Subordinated Loan Documents contemplate Borrower obtaining the Loan, which would be senior in priority to the Subordinated Notes, (ii) the Subordinated Loan Documents require the Subordinated Noteholders to subordinate their right, title and interest in the Subordinated Notes to the Loan, and (iii) it is in the best interest of the Subordinated Noteholders for Creditor Parties to execute and deliver this Agreement to Lender as consideration for and in order to induce Lender to make the Loan to Borrower.

NOW THEREFORE, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Creditor Parties agrees as follows:

1. Recitals A through D, inclusive, are incorporated herein by this reference, and the Parties acknowledge and agree that the information recited above is true and correct. As used in this Agreement, the term “person” includes, without limitation, natural persons, corporations, partnerships, joint ventures, limited liability companies, trustees, trusts, and other organizations or associations.

2. The term “Subordinated Obligations” is used and shall be construed in this Agreement to mean the indebtedness of Borrower to the Subordinated Noteholders identified in (a) the Subordinated Loan Documents, and (b) any and all other promissory notes, guarantees, debts, demands, monies, indebtedness, liabilities and obligations owed, or to become owing by Borrower to the Subordinated Noteholders, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, liens, security interests, or other obligations, and all security therefor, of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, or by operation of law, and further including any of the foregoing arising or incurred in the future. Any and all Subordinated Obligations are hereby unconditionally and irrevocably subordinated and made subject to the indebtedness of Borrower to Lender, including, but not limited to the indebtedness described under the Loan Agreement, and any and all promissory notes, guaranties, instruments, agreements, and documents evidencing and/or securing the Loan, and any and all extensions, modifications, and renewals thereof (hereinafter collectively the “Lender Obligations”), so long as any of the Lender Obligations shall remain unpaid. Without limiting the generality of the foregoing, Creditor Parties agree, on behalf of themselves and the Subordinated Noteholders, that any and all security interests in and liens upon any collateral in favor of Lender now have and shall have priority over any security interests in and liens upon said collateral, or any portion thereof or interest therein, which have been or may be granted to Creditor Parties and/or the Subordinated Noteholders, now existing or hereafter arising; and any and all security interests and liens granted to Creditor Parties and/or the Subordinated Noteholders, regardless of the time, order, or method of attachment or perfection of the security interests or order of filing or recording of financing statements or other evidence of said security interests or liens, are and shall be, in all respects, subject and subordinate to the security interests and liens of Lender in the collateral to the full extent of the Lender Obligations outstanding at any time and from time to time.

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3. Except as provided in Section 4 below, so long as any of the Lender Obligations remain unpaid, in whole or in part, Creditor Parties, on behalf of themselves and the Subordinated Noteholders, agree: (a) not to collect, or to receive payment upon, by set off or in any other manner, all or any portion of the Subordinated Obligations now or hereafter existing, (b) not to sell, assign, transfer, pledge, or grant a security interest in the Subordinated Obligations (except subject expressly to this Agreement or if such assignee, transferee, pledgee or secured party expressly joins this Agreement pursuant to a joinder agreement satisfactory to Lender); (c) not to enforce or apply any security, now or hereafter existing for the Subordinated Obligations; (d) not to commence, prosecute or participate in any administrative, legal, or equitable action that might adversely affect Borrower’s or Lender’s interests; (e) not to initiate or join in any enforcement action affecting Borrower, or any assets of Borrower; (f) except for the lien created pursuant to the Subordinated Security Agreement, not to take any lien or security on Borrower’s property, real or personal; (g) not to incur any obligation to or receive any loans, advances, or payments of any kind or gifts from Borrower; and (h) not to take any other action, directly or indirectly, which would in any manner interfere with or impair the rights of Lender with respect to any collateral for the Lender Obligations, without Lender’s prior written consent. Without limiting the foregoing, subsequent to any event of default by Borrower under the Subordinated Obligations, Creditor Parties, on behalf of themselves and the Subordinated Noteholders, shall not exercise any of their rights or remedies under the Subordinated Obligations (except advising Borrower it is in default under the Subordinated Obligations). Creditor Parties shall provide Lender notice of any default under the Subordinated Obligations promptly upon the occurrence thereof.

4. As long as no Event of Default under, and as defined in, the Loan Agreement has occurred and is continuing, or would occur as a result of any payment made under this Section 4, Subordinated Noteholders shall be entitled to receive and collect, and Borrower is authorized to make, regularly scheduled payments of interest and principal, as well as any other prepayment of principal in respect of the Subordinated Obligations.

5. Creditor Parties acknowledge and agree that Lender would not make the Loan without this Agreement.

6. Collateral Agent represents and warrants that it (i) was duly appointed as the collateral agent to act on behalf of the Subordinated Noteholders pursuant to the Subordinated Loan Documents, including, but not limited to, Section 2.3(c) of the Note Purchase Agreements, and (ii) has authority pursuant to the Subordinated Loan Documents to enter into this Agreement and to bind all of the Subordinate Noteholders by the Collateral Agent’s execution hereof. Collateral Agent covenants that Section 2.3(c) of the Note Purchase Agreement, or language substantially similar thereto, shall be included in each Note Purchase Agreement executed by any Subordinate Noteholder after the date hereof, and such Subordinate Noteholder shall be bound hereby as a result thereof without further action on the part of such Subordinate Noteholder.

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7. Manager represents and warrants that it (i) was duly appointed as the attorney-in-fact to act on behalf of the Subordinated Noteholders pursuant to the Subordinated Loan Documents, including, but not limited to, Section 7 of the Note Purchase Agreements, and (ii) has authority pursuant to the Subordinated Loan Documents to enter into this Agreement and to bind all of the Subordinate Noteholders by the Manager’s execution hereof. Manager covenants that Section 7 of the Note Purchase Agreement, or language substantially similar thereto, shall be included in each Note Purchase Agreement executed by any Subordinate Noteholder after the date hereof, and such Subordinate Noteholder shall be bound hereby as a result thereof without further action on the part of such Subordinate Noteholder.

8. [Reserved.]

9. Creditor Parties agree to place or cause to be placed on the face of each Subordinated Note, Note Purchase Agreement, Note Subscription Agreement, the Subordinated Security Agreement, and any other Subordinated Loan Document issued or entered into after the date hereof, as requested by Lender in its sole and absolute discretion, a legend stating that the payment and/or terms thereof is subject to the terms of this Agreement and is subordinate to the payment of the Lender Obligations.

10. Creditor Parties agree, on behalf of themselves and the Subordinate Noteholders, to execute any recordable subordination agreement, including, but not limited to, financing statement amendments or other documents required by Lender in its sole and absolute discretion to provide notice to others of this Agreement, and agrees to the recording of any such documents as Lender may require; provided that (i) within five (5) business days following termination of the Lender Obligations, Lender shall file and record a release of any and all such financing statements and other related documents, and (ii) upon written request therefor, Lender shall provide evidence that reasonably reflects that such filing has occurred or is in process.

11. Creditor Parties agree, on behalf of themselves and the Subordinated Noteholders, that Lender shall have absolute power and discretion, without notice to Creditor Parties and/or the Subordinated Noteholders, to deal in any manner with the Lender Obligations, including interest, costs and expenses payable by Borrower to Lender, and any security and guarantees therefor, including, but not by way of limitation, release, surrender, extension, renewal, acceleration, compromise, or substitution. Creditor Parties, on behalf of themselves and the Subordinated Noteholders, hereby waive and agree not to assert against Lender any rights which a guarantor or surety could exercise; but nothing in this Agreement shall constitute Creditor Parties a guarantor or surety. Creditor Parties, on behalf of themselves and the Subordinated Noteholders, hereby waive the right, if any, to require that Lender marshal or otherwise require Lender to proceed to dispose of or foreclose upon collateral in any manner or order.

12. This Agreement, the obligations of Creditor Parties and the Subordinated Noteholders owing to Lender, and Lender’s rights and privileges hereunder shall continue until payment and performance in full of all of the Lender Obligations have been made, satisfied, discharged, and rendered by the Borrower (except with respect to Surviving Indemnity Requirements (as defined in the Loan Agreement)), notwithstanding any action or nonaction by Lender with respect thereto or with respect to any collateral therefor or any guarantees thereof. All rights, powers and remedies of Lender hereunder, and all obligations of Creditor Parties and the Subordinated Noteholders hereunder, shall apply to all additional advances, extensions, amendments, or other modifications of the Lender Obligations.

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13. Creditor Parties further agree, on behalf of themselves and the Subordinated Noteholders, that should Creditor Parties and/or the Subordinated Noteholders take or receive any security interest in, or lien by way of attachment, execution or otherwise on any of the property, real or personal, of Borrower, (except for the Subordinated Security Agreement) or should Creditor Parties and/or the Subordinated Noteholders take or join in any other action or proceeding contrary to this Agreement, at any time prior to the payment and performance in full of all of the Lender Obligations, Lender shall be entitled to have the same vacated, dissolved and set aside by such proceedings at law, or otherwise, as Lender may deem proper; and this Agreement shall be and constitute full and sufficient grounds therefor and shall entitle Lender to become a party to any proceedings at law, or otherwise, initiated by Lender or by any other party, in or by which Lender may deem it proper to protect Lender’s interests hereunder. The non-prevailing party in such action shall be liable for all losses and damages sustained by the prevailing party, including attorneys’ fees, in any such legal action.

14. Except as otherwise expressly agreed herein, if Creditor Parties and/or the Subordinated Noteholders receive any payments, security interest, or other rights in any property of Borrower in violation of this Agreement, such payment or property shall be deemed to be received and held by Creditor Parties and/or Subordinated Noteholders in trust for Lender and shall forthwith be delivered and transferred to Lender.

15. No subordinations of the Subordinated Obligations have previously been executed by Creditor Parties and/or the Subordinated Noteholders for the benefit of any other person or entity that are currently in effect. Any such subordinations hereafter executed will be, and shall be expressed to be, subject and subordinate to the terms of this Agreement. This Agreement shall continue in full force and effect, and shall not be canceled or otherwise rendered ineffective, until Lender has received payment or performance in full of all of the Lender Obligations, except with respect to Surviving Indemnity Requirements.

16. Miscellaneous Provisions.

a. Creditor Parties acknowledge having received and reviewed copies of all of the Loan Documents and consents to and approves all of the provisions of each of the Loan Documents and all other agreements delivered to Creditor Parties. Creditor Parties shall deliver to Lender true and correct copies of the fully executed Subordinated Loan Documents and copies of any future modifications or amendments to the Subordinated Loan Documents; provided, however, that no modification or amendment of the Subordinated Loan Documents that would materially affect Lender's right hereunder is permitted without the prior written consent of Lender. Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit Borrower from issuing additional Subordinated Notes to new Subordinated Noteholders pursuant to the Subordinated Loan Documents, provided, however, a true, correct and complete executed copy of this Agreement shall be provided to each such Subordinated Noteholder.

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b. This Agreement shall be binding upon the heirs, administrators, personal representatives, successors and assigns of Creditor Parties, and shall inure to the benefit of Lender’s successors and assigns. If more than one person signs this Agreement as Creditor Parties, the obligations of each of them and all such persons hereunder shall be joint and several.

c. This Agreement constitutes the entire agreement between the parties, and shall supersede and cancel any prior agreements regarding the subordination of the Subordinated Obligations and any liens or rights created thereunder.

d. If any provision of this Agreement is invalid, illegal, or unenforceable, such provision shall be considered severed from the rest of this Agreement and the remaining provisions shall continue in full force and effect as if the invalid provision had not been included.

e. This Agreement is not intended to create any joint venture, partnership or similar arrangement between Lender and Creditor Parties.

f. This Agreement and all rights and liabilities of the parties hereto shall be governed as to validity, interpretations, enforcement and effect by the laws of the State of California.

g. Any notice, request, demand, consent, approval or other communication provided or permitted hereunder, or that any party shall otherwise desire to give to another party in connection herewith, shall be in writing and be given by personal delivery, sent by nationally recognized private courier service or United States first class mail, postage prepaid, or transmitted by telecopy, delivered or addressed to the party for whom it is intended at its address set forth below.

If to Lender:	UMPQUA BANK One SW Columbia Street, Suite 100 Portland, OR 97258 Attn: Ken Vogt

If to Creditor Parties:	CARR BUTTERFIELD, LLC 5285 Meadows Road, Suite 199 Lake Oswego, OR 97035 Attention: John T. Carr

IRON BRIDGE MANAGEMENT GROUP, LLC 9755 SW Barnes Road, Suite 420 Portland, OR 97225 Attention: Gerard Stascausky

If to Borrower:	IRON BRIDGE MORTGAGE FUND, LLC 9755 SW Barnes Road, Suite 420 Portland, OR 97225 Attention: Gerard Stascausky

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(h) In the event of any action or any suit with respect to this Agreement, or any documents executed pursuant hereto, whether or not suit is filed whether in federal court, state court, administrative proceedings, arbitration proceedings (if agreed upon by the parties hereto), insolvency proceedings, the prevailing party, in addition to all other sums to which it may be entitled by law, shall be entitled to a reasonable sum for attorneys’ fees and costs incurred.

(i) This Agreement may be executed in one or more counterparts, or by the parties executing separate counterpart signature pages, including facsimiles transmitted by telecopier, all of which shall be deemed to be original counterparts of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, Creditor Parties have executed this Agreement as of the date first above written.

CREDITOR PARTIES

IRON BRIDGE MANAGEMENT GROUP, LLC
an Oregon limited liability company

By:	/s/ Gerard Stascausky
Name:	Gerard Stascausky
Its:	Managing Member

CARR BUTTERFIELD, LLC

By:	/s/ John T. Carr
Name:	John T. Carr
Its:	Partner

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ACKNOWLEDGMENT BY BORROWER

The undersigned, being the Borrower named in the foregoing Subordination Agreement, hereby accepts and consents thereto and agrees to be bound by all of the provisions thereof and to recognize all priorities and other rights granted thereby to Umpqua Bank (“Lender”), and to pay Lender in accordance therewith.

Dated: May 7, 2021

BORROWER

IRON BRIDGE MORTGAGE FUND, LLC
an Oregon limited liability company

By:	Iron Bridge Management Group, LLC,
an Oregon limited liability company
Its:	Manager

By:	/s/ Gerard Stascausky
Name:	Gerard Stascausky
Its:	Managing Member

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